UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2010
Date of report (date of earliest event reported)

CHINA ELECTRIC MOTOR, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-53017	26-1357787
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

Sunna Motor Industry Park, Jian’an, Fuyong Hi-Tech Park, Baoan District, Shenzhen, Guangdong, 518103
People’s Republic of China
(Address of principal executive offices)

86-755-8149 9969
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 6, 2010, Ningbo Heng Bang Long Electrical Equipment Co., Ltd. (“Ningbo Electrical”), an indirect wholly-owned entity of China Electric Motor, Inc. (the “Company”) entered into an Asset and Business Purchase Agreement (the “Agreement”) with Ningbo Bang Shi Da Electrical Equipment Co., Ltd. (the “Seller”) and Fan Wenda (the “Guarantor”) pursuant to which Ningbo Electrical agreed to purchase the assets and business of Seller for an aggregate purchase price of RMB 49,322,100 (or approximately US$7.4 million, based on the exchange rate as of November 6, 2010) (the “Acquisition”).  The purchase price will be paid by Ningbo Electrical in a series of installments, and will be subject to certain adjustments, as described in the Agreement.  The Agreement contains customary representations, warranties and covenants, and also provides for a sell back option, exercisable by Ningbo Electrical for up to three years following the closing of the Acquisition, upon the occurrence of certain third party claims against the purchased assets or business, or the inability of Ningbo Electrical to operate the purchased business due to Seller’s material violation of the Agreement. The closing of the Acquisition is expected to take place within 15 business days following the signing date, although there can be no assurance that the Acquisition will be completed on the proposed terms or at all.  Each party’s obligation to complete the transaction remains subject to the satisfaction or waiver of various conditions.  Ningbo Electrical and Seller may terminate the Agreement prior to closing in certain circumstances.

The foregoing description of the Acquisition and related documents does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On November 9, 2010, the Company issued a press release announcing the execution of the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Asset and Business Purchase Agreement, dated as of November 6, 2010, by and among Ningbo Heng Bang Long Electrical Equipment Co., Ltd., Ningbo Bang Shi Da Electrical Equipment Co., Ltd. and Fan Wenda.

99.1	Press Release of China Electric Motor, Inc., dated November 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ELECTRIC MOTOR, INC.

Dated: November 9, 2010	By:	/s/ Yue Wang
Yue Wang
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Asset and Business Purchase Agreement, dated as of November 6, 2010, by and among Ningbo Heng Bang Long Electrical Equipment Co., Ltd., Ningbo Bang Shi Da Electrical Equipment Co., Ltd. and Fan Wenda.

99.1	Press Release of China Electric Motor, Inc., dated November 9, 2010